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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 333-73890) and related Prospectus of Essential Therapeutics, Inc. (formerly Microcide Pharmaceuticals, Inc.) for the registration of 25,188,020 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the financial statements of Essential Therapeutics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Palo Alto, California

December 20, 2001